EXHIBIT 99.1

                             [FRONT OF PROXY CARD]

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CENTRAL FIDELITY BANKS, INC.                                                                      1021 E. CARY STREET
                                                                                                     P.O. BOX 27602
                                                                                             RICHMOND, VIRGINIA 23261-7602
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                PROXY SOLICITED BY CENTRAL FIDELITY BANKS, INC.

    The undersigned, a holder of record of shares of common stock, par value $5.00 per share ("Central Fidelity Common Stock"), of Central Fidelity Banks, Inc., a Virginia corporation ("Central Fidelity"), hereby appoints Lewis N. Miller, Jr., Jay O. Livingston and William H. Schwarzschild III, or any of them, the proxy or proxies of the undersigned, (with full power to act in the absence of the others, the act of a majority of those present to be controlling, each with full power of substitution) to attend the Special Meeting of Central Fidelity shareholders at 4:30 p.m., on November 21, 1997, at the Central Fidelity National Bank Building, located at 219 East Broad Street, Richmond, Virginia (and any adjournments, postponements, continuations or reschedulings thereof), at which holders of Central Fidelity Common Stock will be voting on approval and adoption of the Agreement and Plan of Merger, dated as of June 23, 1997, and the related Plan of Merger (together, the "Merger Agreement"), between Central Fidelity and Wachovia Corporation ("Wachovia"), pursuant to which Central Fidelity will merge with and into Wachovia and such other business as may properly come before the Special Meeting or any adjournment or postponement thereof and to vote as specified in this proxy all the shares of Central Fidelity Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

    THE BOARD OF DIRECTORS OF CENTRAL FIDELITY UNANIMOUSLY RECOMMENDS A VOTE FOR THE MERGER AGREEMENT.

    IF RETURNED CARDS ARE SIGNED BUT NO DIRECTION IS GIVEN, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL NO. 1.

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                            [REVERSE OF PROXY CARD]

    THE BOARD OF DIRECTORS OF CENTRAL FIDELITY UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW.

    1. APPROVAL OF THE MERGER AGREEMENT BETWEEN CENTRAL FIDELITY AND WACHOVIA, PURSUANT TO WHICH CENTRAL FIDELITY WILL MERGE WITH AND INTO WACHOVIA.

       [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

    2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

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                                                              Please sign your name exactly as it appears hereon. When
                                                              shares of Central Fidelity Common Stock are held of record by joint tenants, both should sign. When signing as an
                                                              attorney-in-fact, executor, administrator, trustee or
                                                              guardian, please give full title as such. If a corporation, please sign in full corporate name by president or
                                                              authorized officer. If a partnership, please sign in
                                                              partnership name by authorized person.
                                                              Date:__________________________, 1997
IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CONTACT  ______________________________________________________________
MORROW & COMPANY, INC. AT 1-800-662-5200.                     Signature (Title, if any)
THE NUMBER OF SHARES SHOWN ABOVE AND COVERED BY THIS PROXY    ______________________________________________________________
INCLUDE, WHERE APPLICABLE, SHARES HELD IN THE STOCK PURCHASE  Signature (Title, if any)
PROGRAM (FORMERLY THE DIVIDEND REINVESTMENT PLAN).
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